Exhibit 99.1

WinsonicDigital Media Group, Ltd.
Commences Trading on the Over the Counter Bulletin Board (OTCBB)

ATLANTA, Aug. 28 /PRNewswire-FirstCall/ -- Winsonic Digital Media Group, Ltd. (OTC Bulletin Board: WDMG.OB) - Effective August 27, 2007, Winsonic Digital Media Group, Ltd. (the "Company") commenced trading of its common stock on the OTCBB under the symbol "WDMG".  Acceptance on the OTCBB signifies the Company's commitment to full corporate transparency and accountability to its shareholders.  "This is a significant milestone for Winsonic," said Winston Johnson, Chairman and CEO of the Company.  "We remain focused on continuing to develop our operations and expanding our presence in our industry, and our common stock trading on the OTCBB should help demonstrate the integrity of our business strategy to the investment community," stated Mr. Johnson.

About Winsonic Digital Media Group, Ltd.

Winsonic Digital Media Group, Ltd., based in Atlanta, Georgia, is a facilities-based communications, media distribution, construction, and technology solutions company.

The Company historically has focused on distributing digital content to the public and providing high−speed, high−quality, low−cost solutions that enable users to view, interact, and listen to all types of audio, online video and digital TV in full screen format.

The Company’s subsidiaries: Winsonic Diversity, LLC, Automated Interiors, LLC, Tytess Design and Development, Inc., DV Photo Shop, and Winsonic Digital Cable Systems Network, Ltd's network, can deliver customized, bundled solutions to a wider range of customers that include custom wiring, centrally−located utilities, project management, telephone, internet, audio/video and digital TV.

Certain statements in this press release which are not historical or current fact constitute "forward-looking statements" within the meaning of such term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "may," "will," "potential," "opportunity," "believes," "belief," "expects," "intends," "estimates," "anticipates" or "plans" to be uncertain and forward-looking. Such forward-looking statements are based on our best estimates of future results, performance or achievements, current conditions and the most recent results of the company. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission including, but not limited to, its report on form 10-KSB for the year ended December 31, 2006. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations.

SOURCE:  Winsonic Digital Media Group, Ltd.